SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2006

NTL INCORPORATED

(formerly known as Telewest Global, Inc.)

(Exact Name of Registrant
as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 000-50886	59-3778427
(Commission File Number)	(IRS Employer Identification No.)

909 THIRD AVENUE, SUITE 2863, NEW YORK, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Merger (as defined and described in Item 2.01 below), we have entered into certain financing and further severance arrangements, authorized payments under the Telewest Global, Inc. (“Telewest”) new long-term incentive plan, and agreed to the waiver of acceleration of certain options.

The Financing Agreements

On March 3, 2006, Telewest (now renamed NTL Incorporated (“New NTL”)), NTL Cable plc (“NTL Cable”), NTL Investment Holdings Limited (“NTLIH”) and certain of its subsidiaries and Telewest Communications Networks Limited and certain of its subsidiaries executed a Senior Facilities Agreement with a consortium of financial institutions (the “Senior Facilities Agreement”). On March 3, 2006, New NTL and Neptune Bridge Borrower LLC (“Bridge Borrower”) (which subsequently merged into NTL Incorporated, now renamed NTL Holdings Inc. (“Old NTL”)) also entered into a Senior Bridge Facilities Agreement with a consortium of financial institutions (the “Bridge Facilities Agreement”).

On March 3, 2006, Old NTL and NTLIH agreed to the terms of a commitment letter which amended and replaced the commitment letter which Old NTL and NTLIH entered into on December 14, 2005. Pursuant to the terms of the new commitment letter, each of Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International agreed to arrange, and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc, and Goldman Sachs Credit Partners L.P. agreed to underwrite, the facilities referred to above.

Terms of the Facilities

The Senior Facilities Agreement provides for a senior secured credit facility in an aggregate principal amount of up to £3.3 billion (the “Senior Facilities”) to be made available to, among others, NTLIH and its affiliates and comprising a £3.2 billion 5-year amortizing term loan facility (“Tranche A”) and a £100 million 5-year multicurrency revolving working capital facility (the “Revolving Facilities”). The Tranche A was drawn and used to (i) repay in full the existing senior credit facilities of Old NTL, (ii) repay in full the existing and second lien credit facilities of Telewest and (iii) pay related fees, costs and expenses. The Revolving Facilities will be used to finance the ongoing working capital needs and general corporate requirements of the combined company. The Bridge Facilities Agreement provides for a 1-year (automatically extendable to a 10-year) senior subordinated bridge facility (the “Bridge Facilities”) in an aggregate principal amount of $3,146,400,000 made available to Neptune Bridge Borrower LLC for the purposes of (i) financing the cash consideration payable pursuant to the Merger Agreement (as defined in Item 2.01 below) and (ii) paying the related fees, costs and expenses. This facility has been drawn in full.

Interest

The rate of interest payable under Tranche A and the Revolving Facilities is the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin.  The applicable interest margin for Tranche A and the Revolving Facilities shall be 1.625% per annum for a period of three months following the closing date for the Merger.  Thereafter, the applicable interest margin for Tranche A and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio		Margin

Less than 3.00 : 1		1.000%

Greater than or equal to 3.00 :	1 but less than 3.40 : 1	1.125%

Greater than or equal to 3.40 :	1 but less than 3.80 : 1	1.250%

Greater than or equal to 3.80 :	1 but less than 4.20 : 1	1.375%

Greater than or equal to 4.20 :	1 but less than 4.50 : 1	1.500%

Greater than or equal to 4.50 :	1 but less than 4.80 : 1	1.625%

Greater than or equal to 4.80 :	1 but less than 5.00 : 1	1.875%

Greater than or equal to 5.00		2.000%

Prior to the maturity date of the Bridge Facilities, loans under the Bridge Facilities will bear interest at a rate per annum equal to (i) the three-month reserve-adjusted LIBOR plus (ii) an initial spread of 600 basis points (such spread being subject to quarterly increases of 50 basis points if the loans are not yet repaid).  Notwithstanding the foregoing, the interest rate per annum payable shall not exceed 11.5%.

Mandatory Repayments

Principal under Tranche A is subject to repayments each six months as follows:

30 September 2007	£225 million
31 March 2008	£225 million
30 September 2008	£225 million
31 March 2009	£250 million
30 September 2009	£450 million
31 March 2010	£500 million
30 September 2010	£550 million
Final maturity date	£725 million

The borrowers will also be required to repay principal under the Senior Facilities, subject to certain exceptions, with excess cash flow and proceeds from disposals and debt and equity issuances.

Covenants and Events of Default

The borrowers will be required to maintain certain minimum financial ratios relating to total debt to consolidated operating cash flow, consolidated operating cash flow to consolidated net interest and consolidated cash flow to consolidated debt service. The borrowers will be subject to typical affirmative and negative covenants that will affect their ability, among other things, to borrow money, incur liens, dispose of assets and make acquisitions. Events of default under the Senior Facilities and Bridge Facilities will include, among other things, payment and covenant breaches, insolvencies of obligors and certain subsidiaries, change of control and any material adverse change.

Guarantees and Security

The Senior Facilities are guaranteed by Telewest UK Limited, NTLIH, NTL Cable, Telewest Communications Networks Ltd., certain U.K. holding companies that may be formed, and certain other subsidiaries of the combined company. In addition, to the extent legally possible, the Senior Facilities will have the benefit of first ranking security over (i) the shares of any newly-formed U.K. holding company, (ii) the shares of each member of the combined group following the consummation of the Merger (subject to agreed exceptions), (iii) all or substantially all of the assets of each member of the combined group following the consummation of the Merger, and (iv) intercompany loans lent to any member of the combined group following the consummation of the Merger.

The Bridge Facilities are initially guaranteed by New NTL. The Bridge Facilities are also secured by certain share pledges of holding companies.

Alternative Financing Structure

We have requested an IRS ruling to confirm the U.S. federal income tax treatment of a proposed alternative internal restructuring transaction, which would be undertaken some time after the completion of the Merger.  This internal restructuring transaction would permit the combined companies to refinance some or all of the Bridge Facilities with funds borrowed by U.K. subsidiaries of the combined company, permitting some or all of the acquisition financing to subsist at the level of the combined company’s U.K. operating group rather than at the level of its U.S. holding group.

If we receive the IRS ruling, we have the option, by delivery of written notice to the lenders, to restructure the Senior Facilities and the Bridge Facilities such that:

•                  the Bridge Facilities would be reduced by £1.2 billion and an incremental tranche of term debt equal in principal amount to such reduction (“Tranche B”) would be added to the Senior Facilities; and

•                  the remainder of the commitment under the Bridge Facilities would be taken out with a high yield bond offering (or bridge facility commitment in anticipation of the same) by NTL Cable.  This debt would rank pari passu with NTL Cable’s existing high yield debt.

In this alternative structure, the rate of interest payable under Tranche A, the Revolving Credit Facility and Tranche B would be the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin.  The applicable interest margin for Tranche A and the Revolving Credit Facility would be 1.875% per annum from closing for a period of three months.  Thereafter, the applicable interest margin for the Senior Facilities and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio		Margin

Less than 3.00 : 1		1.250%

Greater than or equal to 3.00 :	1 but less than 3.40 : 1	1.375%

Greater than or equal to 3.40 :	1 but less than 3.80 : 1	1.500%

Greater than or equal to 3.80 :	1 but less than 4.20 : 1	1.625%

Greater than or equal to 4.20 :	1 but less than 4.50 : 1	1.750%

Greater than or equal to 4.50 :	1 but less than 4.80 : 1	1.875%

Greater than or equal to 4.80 :	1 but less than 5.00 : 1	2.125%

Greater than or equal to 5.00 : 1		2.250%

The applicable interest margin for Tranche B would be 2.25% per annum.

No assurances can be made that we will receive the IRS ruling or, if we receive the IRS ruling, whether we would implement this alternative financing structure.

Virgin Mobile Financing

The lenders under the Senior Facilities Agreement have committed to fund £475 million towards the purchase price for our potential (but not agreed) acquisition of Virgin Mobile Holdings (UK) plc. This commitment includes a £175 million Tranche A-1 facility and a £300 million Tranche B-1 facility. The Tranche A-1 and Tranche B-1 facility are similar to the Tranche A and Tranche B facilities in all material respects. We must satisfy conditions precedent typical for a transaction of this type in order to draw on these facilities. No assurances can be made that we will consummate an acquisition of Virgin Mobile or that we will use these facilities to fund an acquisition of Virgin Mobile.

The foregoing description of the financing arrangements does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, the Senior Facilities Agreement and Bridge Facilities Agreement, which are filed as Exhibits 10.29, 10.30 and 10.31 hereto, and are incorporated into this report by reference.

Payments under the Telewest Long-Term Incentive Plan

On March 1, 2006, pursuant to the Amended and Restated Long-Term Incentive Plan of Telewest (the LTIP),  the compensation committee of the Telewest board of directors established a £4.55 million cash bonus pool. The amount of the bonus pool was determined by the compensation committee based on the satisfaction of the performance goals under the LTIP through the date of the consummation of the Merger. Each participant in the LTIP will share equally in the bonus pool. There are 22 participants in the LTIP, and the amount of each participant’s share of the bonus pool is £207,000. All of the persons who were named executive officers of Telewest prior to the consummation of the Merger participate in the LTIP and will receive a share of the bonus pool.

Further Severance Arrangements

Barry R. Elson

Barry R. Elson, Telewest’s Acting Chief Executive Officer prior to the consummation of the Merger, departed from Telewest upon the consummation of the Merger. In connection with his departure, Mr. Elson is entitled to receive a severance payment of $700,000 under his employment agreement with Telewest (of which $550,000 was paid in December 2005) and payment of his annual bonus for Telewest’s 2005 fiscal year (of which $350,000 was paid in December 2005). All of Mr. Elson’s unvested stock options and stock appreciation rights have fully vested, and Mr. Elson is entitled to payment of a share of the bonus pool created under the LTIP.

Separation Agreement with Eric J. Tveter

Eric J. Tveter, Telewest’s President and Chief Operating Officer prior to the consummation of the merger, departed from Telewest upon the consummation of the merger. In connection with Mr. Tveter’s departure, Mr. Tveter and Telewest entered into a Separation Agreement pursuant to which we will make a severance payment of $525,000 to Mr. Tveter pursuant to his employment agreement. In addition, Mr. Tveter will receive payment of his annual bonus for Telewest’s 2005 fiscal year, and he will receive an additional £60,050, consisting of six months of continued housing, education and auto allowance. All of Mr. Tveter’s unvested stock options have fully vested, and Mr. Tveter is entitled to payment of his share of the bonus pool created under the LTIP. In the event that Mr. Tveter relocates to the United States before September 3, 2006, we will reimburse him for the cost of such relocation.

Agreement with Mr. Anthony (Cob) Stenham

Prior to the consummation of the Merger, Anthony (Cob) Stenham, Vice Chairman of NTL, waived the acceleration to which he would otherwise be entitled with respect to a portion of the New NTL stock options that he currently holds. Mr. Stenham effected this waiver for reasons related to Mr. Stenham’s status as a U.S. taxpayer.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 3, 2006, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, as amended by Amendment No.1 thereto (the “Merger Agreement”), among Telewest, Old NTL, Bridge Borrower, and, for certain limited purposes set forth therein, Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Old NTL, Bridge Borrower was merged with and into Old NTL (the “Merger”), with Old NTL, which was renamed “NTL Holdings Inc.” in the Merger, continuing as the surviving corporation and as a wholly owned subsidiary of New NTL. Immediately following the Merger, the name of the registrant was changed from “Telewest Global, Inc.” to “NTL Incorporated”.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each issued and outstanding share of Telewest common stock was reclassified (the “Reclassification”) into (a) 0.2875 shares of new Telewest common stock (now referred to as New NTL common stock), together with cash in lieu of fractional shares of Telewest new common stock, and (b) one share of Telewest redeemable common stock. At the effective time of the Merger, each share of Telewest redeemable common stock was automatically redeemed (the

“Redemption”) for $16.25 in cash, without interest, and each share of Old NTL common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 2.5 shares of New NTL common stock. New NTL estimates that approximately 285 million shares of New NTL common stock will be outstanding after the Merger, of which approximately 75% will be held by Old NTL stockholders and approximately 25% will be held by legacy Telewest stockholders. In connection with the Redemption, approximately $4 billion in cash is being paid to legacy Telewest stockholders.

At the effective time of the Merger, (i) New NTL’s ticker symbol was changed to “NTLID”, which will eventually be changed to the permanent ticker symbol “NTLI”, and (ii) Old NTL’s common stock ceased to be quoted on the NASDAQ National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

The issuance of New NTL common stock and Telewest redeemable common stock in connection with the Merger and the Reclassification as described above was registered under the Securities Act, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-130364), filed with the Securities and Exchange Commission (“SEC”) on December 15, 2005, amended by Amendment No.1 to the Form S-4, filed with the SEC and declared effective on January 30, 2006. The joint proxy statement / prospectus filed as part of the registration statement contains additional information about the Merger and related transactions.

A copy of New NTL’s press release dated March 3, 2006 announcing the completion of the combination of NTL and Telewest is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.03 Material Modifications to Rights of Security Holders

In connection with the Merger, Old Telewest and The Bank of New York, a New York trust company, as Rights Agent, entered into the Amendment No. 2 dated as of March 3, 2006 (the “Rights Plan Amendment”), to the Rights Agreement, dated as of March 25, 2004 (the “Rights Agreement”).

The Rights Plan Amendment provides that: (1) Old NTL, Merger Sub and any of their respective affiliates are exempt from the definitions of  “Acquiring Person” and “Interested Shareholder” contained in the Rights Agreement and no “Stock Acquisition Date” or “Distribution Date” (as such terms are defined in the Rights Agreement) or adjustment to the “Purchase Price” (as such term is defined in the Rights Agreement) will occur as a result of (a) the execution, delivery or performance of the Merger Agreement, (b) the consummation of the Merger, (c) the consummation of any transaction contemplated by the Merger Agreement, including the Reclassification, the redemption of each share of Telewest redeemable common stock at the effective time of the Merger, or (d) the public announcement of any of the foregoing; (2) the Rights Agreement and the Rights (as defined in the Rights Agreement) are inapplicable to the shares of Telewest redeemable common stock issued in the Reclassification, (3) the references to “25%” contained in the definition of “Acquiring Person” and Section 23 of the Rights Agreement as it relates to an “Acquiring Person” are changed to “15%”, and (4) the terms “Adverse Person” and “Permitted Offer” and any and all references thereto are deleted from the Rights Agreement. The Rights Plan Amendment also provides that the Rights Agreement will terminate only on the close of business on March 2, 2014.

Item 4.01 Changes in Registrant’s Certifying Accountant

Pursuant to the written consent dated as of March 3, 2006 of the audit committee (the “Audit Committee”) of the board of directors of New NTL, the Audit Committee approved the engagement of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2006, and the non-continuation of KPMG Audit Plc as the auditors of New NTL, effective March 3, 2006. KPMG Audit Plc did not resign or decline to stand for re-election. Rather, in connection with the treatment of the combination of Telewest and Old NTL as a reverse acquisition, Old NTL’s historical financial statements will be the continuing historical financial statements of New NTL, which historical financial statements were audited by Ernst & Young LLP. As such, the Audit Committee determined that it was in the best interests of New NTL to retain Ernst & Young LLP as New NTL’s auditors for the current fiscal year.

The reports of KPMG Audit Plc on Telewest’s financial statements for each of the two most recently completed fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of Telewest’s financial statements for each of the two most recently completed fiscal years, there were no disagreements with KPMG Audit Plc on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Audit Plc would have caused KPMG Audit Plc to make reference to the matter in their report. New NTL has requested KPMG Audit Plc to furnish it a letter addressed to the SEC stating whether KPMG Audit Plc agrees with the above statements.

Item 5.02 Election of Directors; Appointment of Principal Officers

On March 3, 2006, pursuant to the terms of the Merger Agreement, the continuing directors of New NTL appointed the individuals set forth below (other than the continuing directors, who are marked with an asterisk) to our board of directors. The individuals will serve on the board of directors in the classes noted below and have been named to the committees indicated below. The second restated certificate of incorporation of New NTL provides for a classified board of directors consisting of three classes of directors, each of which serve for a staggered three-year term. The charter for each of the committees listed below will be identical to the charters for such committees as they existed at Old NTL.

Directors of New NTL:

Name	Class	Committee(s)

James F. Mooney	Class I (expiring 2008)	Executive Committee (Member)

William R. Huff	Class I (expiring 2008)	Executive Committee (Chair), Nominating Sub-committee (Chair)

George R. Zoffinger	Class I (expiring 2008)	Audit Committee (Member), Executive Committee (Member), Nominating Sub-Committee (Member)

Stephen A. Burch	Class II (expiring 2006)

Edwin M. Banks	Class II (expiring 2006)	Compensation Committee (Member), Executive Committee (Member), Nominating Sub-committee (Member)

Simon P. Duffy	Class II (expiring 2006)

Charles K. Gallagher	Class II (expiring 2006)	Audit Committee (Chair)

Anthony (Cob) Stenham*	Class III (expiring 2007)

Jeffrey D. Benjamin	Class III (expiring 2007)	Compensation Committee (Chair)

Name	Class	Committee(s)

David Elstein	Class III (expiring 2007)	Audit Committee (Member), Compensation Committee (Member)

William J. Connors*	Class III (expiring 2007)

On March 3, 2006, New NTL appointed the individuals set forth below to serve as principal officers (as that term is defined in this item). The individuals will hold the titles noted below.

Officers of New NTL:

Name	Age	Title
Stephen A. Burch	56	President and Chief Executive Officer
Jacques Kerrest	59	Chief Financial Officer
Neil Berkett	50	Chief Operating Officer
Robert Gale	45	Vice President — Controller

New NTL intends to continue the employment arrangements of these officers on the same terms as their historic arrangements with Old NTL, with such amendments as the compensation committee of the New NTL board of directors may in the future determine. The information as to the terms of these historic arrangements, the terms of office of these officers, and their business experience is incorporated by reference to Old NTL’s Annual Proxy Statement on Schedule 14A filed on April 5, 2005 (Jacques Kerrest and Robert Gale) (File No. 000-22616), its Annual Report on Form 10-K filed on March 1, 2006, and its Current Reports on Form 8-K filed on December 15, 2005 (Steve Burch) and August 17, 2005 (Neil Berkett).

For a list of additional officers appointed by New NTL, see Item 8.01 below.

Departing Directors and Principal Officers of Telewest

On March 3, 2006, pursuant to the terms of the Merger Agreement, the following individuals resigned from the board of directors of Telewest immediately prior to the Merger: (i) John Duerden; (ii) Barry R. Elson; (iii) Marnie Gordon; (iv) Michael Grabiner; (vi) Michael J. McGuiness; and (vi) Steven R. Skinner.

On March 3, 2006, effective upon the Merger, Barry Elson, the Acting Chief Executive Officer, and Eric Tveeter, the President and Chief Operating Officer, resigned as principal officers of Telewest.

Item 5.03 Amendment to Bylaws

Effective as of March 3, 2006, New NTL amended and restated its certificate of incorporation and amended its bylaws. The amendments to New NTL’s certificate of incorporation are described in the joint proxy statement / prospectus in connection with the Merger. The bylaws of New NTL were amended to change the company’s registered agent in Delaware from Wilmington Trust SP Services, Inc. to National Registered Agents, and, consistent with the recent amendments made to Section 158 of the Delaware General Corporation Law, to remove provisions allowing New NTL’s stockholders to request physical stock certificates for their shares. The second restated certificate of incorporation and the amended bylaws of New NTL are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01

Following the Merger, the New NTL board of directors has appointed the following persons as officers of New NTL in addition to the principal officers set forth in Item 5.02:

Name	Title
James F. Mooney	Chairman
Simon P. Duffy	Executive Vice Chairman
Anthony (Cob) Stenham	Deputy Chairman
Bryan H. Hall	Secretary and General Counsel
Malcolm Wall	Chief Executive Officer – Content Division

Effective upon the Merger, the First Supplemental Warrant Agreement dated as of March 3, 2006 amended Old NTL’s Series A Warrant Agreement, dated as of January 10, 2003, to provide for the assumption of the obligations thereunder by New NTL and the substitution of the Bank of New York as the Warrant Agent. A copy of the First Supplemental Warrant Agreement is attached as Exhibit 4.5.

Item 9.01 Financial Statements and Exhibits.

(a) The audited financial statements of NTL Incorporated, now known as NTL Holdings Inc.,  for the years ended 2005, 2004 and 2003 are incorporated by reference from its Annual Report on Form 10-K (File No. 000-22616), filed on March 1, 2006.

(b) Pro forma financial information relating to the Merger will be filed by amendment to this current report within 71 calendar days of the date of this report.

(c) Exhibits.

Exhibit Number	Title

3.1	Second Restated Certificate of Incorporation of NTL Incorporated

3.2	Restated Bylaws of NTL Incorporated

4.5

First Supplemental Warrant Agreement, dated as of March 3, 2006, among NTL Incorporated, NTL Holdings Inc., Bank of New York, as successor Warrant Agent, and Continental Stock and Trust Company, amending the Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer and Trust Company, as Warrant Agent

10.29

Form of Commitment Letter dated March 3, 2006 (which amends and replaces commitment letters dated October 2, 2005 and December 14, 2005) from Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland plc and Goldman Sachs International (as Mandated Lead Arrangers) and Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc and, Goldman Sachs Credit Partners L.P. (as Underwriters) to NTL Incorporated and NTL Investment Holdings Limited

10.30

Form of Senior Facilities Agreement dated as of 3 March 2006 among NTL Incorporated as Ultimate Parent, NTL Cable PLC as Parent, NTL Investment Holdings Limited, Telewest Communications Networks Limited and NTLIH Sub Limited as UK Borrowers and NTL Dover LLC as US Borrower and Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent and the Lenders named therein (excluding certain exhibits and schedules)

10.31

Form of Senior Bridge Facilities Agreement dated as of March 3, 2006 among the Company, as Ultimate Parent, Neptune Bridge Borrower LLC, as Initial Borrower, J.P. Morgan Europe Limited, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International, as Bookrunners and Mandated Lead Arrangers, J.P. Morgan Europe Limited, as Facility Agent (the “Bridge Facility Agent”) and Security Trustee, and the banks and other lending institutions party thereto from time to time (excluding certain exhibits and schedules)

23	Consent of Ernst & Young LLP

99.1	Press release dated March 3, 2006, issued by NTL Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL INCORPORATED

Date:	March 3, 2006	By:	/s/ Bryan H. Hall
			Name:	Bryan H. Hall
			Title:	Secretary